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                                                                      Exhibit 99


                           ABERCROMBIE & FITCH REPORTS
                               APRIL SALES RESULTS



NEW ALBANY, Ohio / May 8, 2003 - Abercrombie & Fitch (NYSE: ANF) today reported net sales of $102.7 million for the four-week period ended May 3, 2003, a 14% increase over last year's April sales of $89.8 million. April comparable store sales decreased 3% compared with the four-week period ending May 4, 2002.

Year-to-date, the Company reported a net sales increase of 11% to $346.7 million from $312.8 million last year. Comparable store sales decreased 6% for the year-to-date period.

Abercrombie & Fitch operated a total of 602 stores at the end of April, including 165 abercrombie stores and 95 Hollister Co. stores. The Company also operates an e-commerce website at www.abercrombie.com, a kids' e-commerce website at www.abercrombiekids.com and publishes the A&F Quarterly.

To hear Abercrombie & Fitch's prerecorded April sales message, please dial (800) 642-1687, followed by the conference identification number 6754352.



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For further information, call:   Thomas D. Lennox
                                 Director, Investor Relations and
                                 Corporate Communications
                                 (614) 283-6751



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:
The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: change in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, political stability, currency and exchange risks and changes in existing or potential duties, tariffs or quotas, postal rate increases and charges, paper and printing costs, availability of suitable store locations at appropriate terms, ability to develop new merchandise and ability to hire and train associates.